Registration No. ________
   As filed with the Securities and Exchange Commission on September 30, 2005
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           CHINDEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                       13-3097642
      (State or other jurisdiction of                        (IRS Employer
       Incorporation or organization)                      Identification No.)

     7201 Wisconsin Avenue, Bethesda, MD                          20814
   ----------------------------------------                     ----------
   (Address of Principal Executive Offices)                     (Zip Code)

                            2004 Stock Incentive Plan
                          -----------------------------
                            (Full title of the plan)

                                 Roberta Lipson
     Chindex International, Inc., 7201 Wisconsin Avenue, Bethesda, MD 20814
                                 (301) 215-7777
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                      Copy to:
                                    Gary J. Simon
                              Hughes Hubbard & Reed LLP
                               One Battery Park Plaza
                                 New York, NY 10004


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                 PROPOSED   PROPOSED
                                                 MAXIMUM    MAXIMUM
                                                 OFFERING   AGGREGATE    AMOUNT OF
   TITLE OF EACH CLASS OF      AMOUNT TO BE      PRICE PER  OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED (1)     SECURITY     PRICE         FEE
-----------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share.............  102,000 shares(2)  $4.47(2)   $455,940        $51
-----------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share.............  398,000 shares     $3.41(3)   $1,357,180(3)  $152
-----------------------------------------------------------------------------------
Total.......................  500,000 shares       --       $1,813,120     $214
-----------------------------------------------------------------------------------

(1) Covers shares reserved for issuance pursuant to the Registrant's 2004 Stock Incentive Plan (the "Plan"). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Represents shares subject to options outstanding under the Plan, the exercise price for each of which is $4.47 per share..

(3) Estimated for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of Registrant's Common Stock on September 26, 2005, as reported by the Nasdaq SmallCap Market, which average was $3.41 per share.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The SEC allows us to "incorporate by reference" the information that we file with it. This means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

      We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is complete:

      o Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed June 29, 2005.

      o Amendment No. 1 to Form 10-K for the fiscal year ended March 31, 2005, filed July 29, 2005.


      o Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed August 15, 2005.

      o  Current  Reports on Form 8-K,  filed August 10, 2005,  and September 6,
         2005.

      o  Definitive Proxy Statement filed on August 18, 2005.

      o  The  description  of  the  Company's  common  stock  contained  in  the
         Company's registration statement filed with the SEC under the Securities Exchange Act of 1934 and subsequent amendments and reports filed to update such information.

ITEM 4  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable

ITEM 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of Delaware provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

      Article VII of the registrant's amended and restated bylaws (Exhibit 3.2) requires the registrant to indemnify any person who may be indemnified by a Delaware corporation pursuant to Section 145 of the DGCL in each situation where the registrant is permitted to indemnify such persons.

      The registrant maintains a directors and officers liability insurance policy with Carolina Casualty Insurance Company. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts. The policy provides for an aggregate limit of liability of $5,000,000.

ITEM 7  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable

ITEM 8  EXHIBITS.

        See Exhibit Index attached hereto.

ITEM 9  UNDERTAKINGS.

     (a) The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 13th day of September 2005.

                                      CHINDEX INTERNATIONAL, INC.

                                      By:  /s/ ROBERTA LIPSON
                                         ---------------------------------------
                                           Roberta Lipson
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

      The undersigned directors and officers of Chindex International, Inc. hereby constitute and appoint Lawrence Pemble and Robert C. Goodwin, Jr. and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURES                   TITLE                         DATE
         ----------                   -----                         ----

/s/ A. KENNETH NILSSON
--------------------------  Chairman of the Board             September 13, 2005
    A. Kenneth Nilsson

                            President and Chief Executive
/s/ ROBERTA LIPSON          Officer (principal executive
--------------------------  officer)                          September 13, 2005
    Roberta Lipson

/s/ ELYSE BETH SILVERBERG   Executive Vice President,
--------------------------  Secretary and Director            September 13, 2005
    Elyse Beth Silverberg

                            Executive Vice President --
/s/ LAWRENCE PEMBLE         Finance and Director (principal
-------------------------   financial officer)                September 13, 2005
    Lawrence Pemble

                            Senior Vice President -- Finance
/s/ RON ZILKOWSKI           and Controller (principal
-------------------------   accounting officer)               September 13, 2005
    Ron Zilkowski

/s/ JULIUS Y. OESTREICHER
-------------------------   Director                          September 13, 2005
    Julius Y. Oestreicher

/s/ CAROL R. KAUFMAN
-------------------------   Director                          September 13, 2005
    Carol R. Kaufman

/s/ DOUGLAS GROB
-------------------------   Director                          September 13, 2005
    Douglas B. Grob

/s/ HOLLI HARRIS
-------------------------   Director                          September 13, 2005
    Holli Harris

                                  EXHIBIT INDEX

 Exhibit
 Number                               Description
 -------                              -----------
  3.1 Amended and Restated Certificate of incorporation of the registrant (Incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2005).
  3.2 Bylaws of the registrant. (Incorporated by reference to Annex C to the registrant's proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on or about June 7, 2002).
  4.1 Form of specimen certificate representing the registrant's common stock (Incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form SB-2 (No. 33-78446) (the "IPO Registration Statement")).
  4.2 Form of specimen certificate representing Class B common stock. (Incorporated by reference to Exhibit 4.3 to the IPO Registration Statement).
  4.3 Form of Common Stock Purchase Warrant received by investors in connection with the transactions contemplated by the securities purchase agreement dated as of March 29, 2004 among the registrant and each of the purchasers thereunder. (Previously filed.)
  4.4 Form of Common Stock Purchase Warrant received by placement agent in connection with the transactions contemplated by the securities purchase agreement dated as of March 29, 2004 and March 21, 2005 among the registrant and each of the respective purchasers thereunder. (Previously filed.)
  4.5 Form of Common Stock Purchase Warrant received by investors in connection with the transactions contemplated by the securities purchase agreement dated as of March 21, 2005 among the registrant and each of the purchasers thereunder (Incorporated by reference to
           Exhibit 10.2 to the registrant's current report on Form 8-K dated March 22, 2005.
  5.1*     Opinion of Hughes Hubbard & Reed LLP.
 10.1 The registrant's 1994 stock option plan, as amended as of July 17, 2001. (Incorporated by reference to Exhibit 10.1 to the registrant's quarterly report on Form 10-Q for the six months ended June 30, 2001.)
 10.2 Lease Agreement dated as of March 1994 between the registrant and Central Properties Limited Partnership, relating to the registrant's Bethesda, Maryland facility. (Incorporated by reference to Exhibit
           10.4 to the registrant's registration statement (No. 33-78446) on Form SB-2).
 10.3 First Amendment to Lease dated as of June 26, 1996 between the registrant and Central Properties Limited Partnership, relating to additional space at the Company's Bethesda, Maryland facility. (Incorporated by reference to Exhibit 10.5 to the registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 1997.)
 10.4 Lease Agreement dated November 8, 1995 between the School of Posts and Telecommunications and the registrant. (Incorporated by reference to Exhibit 10.14 to the registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 1995.)
 10.5 Amendments Numbers One, Two and Three to the Lease Agreement between the School of Posts and Telecommunications and the registrant dated November 8, 1995, each such amendment dated November 26, 1996. (Incorporated by reference to Exhibit 10.13 to the registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 1997.)
 10.6 Lease Agreement dated May 10, 1998, between the School of Posts and Telecommunications and the registrant relating to the lease of additional space. (Incorporated by reference to Exhibit 10.13 to the registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 1998.)

 Exhibit
 Number                               Description
 -------                              -----------
 10.7 Contractual Joint Venture Contract dated September 27, 1995 between the Chinese Academy of Medical Sciences Union Medical & Pharmaceutical Group Beijing Union Medical & Pharmaceutical General Corporation and the registrant. (Incorporated by reference to Exhibit
           10.16 to the registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 1995.)
 10.8 First Investment Loan Manager Demand Promissory Note dated July 10, 1997 between First National Bank of Maryland and Chindex, Inc. (Incorporated by reference to Exhibit 10.16 to the registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 1997.)
 10.9 Distribution Agreement dated October 11, 2001 between Siemens AG and the registrant. (Incorporated by reference to Exhibit 10.18 to the registrant's quarterly report on Form 10-Q for the nine months ended September 30, 2001.)
 10.10 Second amendment to lease dated as of November 24, 2000 between the registrant and Central Properties Limited Partnership, relating to the extension of the lease term for the registrant's Bethesda, Maryland offices. (Incorporated by reference to Exhibit 10.19 to the registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001.)
 10.11     Employment  Agreement  dated as of  September  1,  2001  between  the registrant and Roberta Lipson (the "Lipson Employment Agreement"). (Incorporated by reference to Exhibit 10.20 to the registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001.)
 10.12 Amendment to Lipson Employment Agreement (Incorporated by reference to Exhibit 10.16 to registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2004 (the "September 30, 2004 Form 10-Q").
 10.13 Employment Agreement dated as of September 1, 2001 between the registrant and Elyse Beth Silverberg (the "Silverberg Employment Agreement"). (Incorporated by reference to Exhibit 10.21 to the registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001.)
 10.14 Amendment to Silverberg Employment Agreement (Incorporated by reference to Exhibit 10.17 to the September 30, 2004 Form 10-Q).
 10.15 Employment Agreement dated as of September 1, 2001 between the registrant and Lawrence Pemble (the "Pemble Employment Agreement"). (Incorporated by reference to Exhibit 10.22 to the registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001.)
 10.16 Amendment to Pemble Employment Agreement (Incorporated by reference to Exhibit 10.18 to the September 30, 2004 Form 10-Q).
 10.17 Employment Agreement, dated as of September 19, 2005, between the registrant and Robert C. Goodwin, Jr. (Incorporated by reference to
           Exhibit 10.27 to the registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005.)
 10.18 Contractual Joint Venture Contract dated February 9, 2002 between Shanghai Changning District Central Hospital and the registrant. (Incorporated by reference to Exhibit 10.24 to the registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001.)
 10.19 Lease Agreement between Shanghai Changning District Hospital and the registrant related to the lease of the building for Shanghai United Family Hospital. (Incorporated by reference to Exhibit 10.25 to the registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001.)
 10.20 Lease Agreement between China Arts & Crafts Import & Export Corporation and Chindex (Beijing) Consulting Incorporated related to the lease of the building for the registrant's main office in Beijing. (Incorporated by reference to Exhibit 10.17 to the registrant's quarterly report on Form 10-Q for the six months ended June 30, 2002.)

 Exhibit
 Number                               Description
 -------                              -----------
 10.21 Agreement between Siemens AG and the Company for long-term payment of vendor invoices. (Incorporated by reference to Exhibit 10.18 to the registrant's quarterly report on Form 10-Q for the nine months ended September 30, 2002.)
 10.22 Form of Securities Purchase Agreement dated as of March 29, 2004 among the registrant and each of the purchasers thereunder. (Previously filed.)
 10.23     Form of  Securities  Purchase  Agreement  dated as of March 21,  2005
           among  the  registrant   and  each  of  the   purchasers   thereunder
           (Incorporated by reference to Exhibit 10.1 to the registrant's Form 8-K dated March 22, 2005.
 10.24 2004 Stock Incentive Plan (Incorporated by reference to Annex B to the registrant's proxy statement on Schedule 14A filed October 4,
           2004).
 21.1      List of subsidiaries  (Incorporated by reference to Exhibit 21.1 to
           the   registrant's   registration   statement   on  Form S-3   (No.
           333-123975).
 23.1*     Consent of Independent Registered Public Accounting Firm.
 23.2*     Consent of Independent Registered Public Accounting Firm.
 23.3* Consent of Hughes Hubbard & Reed LLP (included in their opinion filed as Exhibit 5.1)
 24.1      Power of Attorney.  (See page II-4.)


---------------
*   Filed herewith.